Exhibit 10.1

                              EMPLOYMENT AGREEMENT

This Employment Agreement is entered into as of this 1st day of January 2006 (the "Commencement Date"), by and between Jacob R. Miles III, ("Miles") and Urban Television Network Corporation, a Nevada corporation ("Urban Television").

WHEREAS, Miles is currently employed by Urban Television as its President and Chief Executive Officer; and

WHEREAS, Urban Television now wishes to enter into an employment with Miles as its President and Chief Executive Officer, and Miles desires to accept Urban Television's employment in that capacity;

NOW, THEREFORE, in consideration of the mutual agreements set forth below, the parties agree as follows:


1.Employment Duties. Urban Television hereby employs Miles and Miles hereby accepts employment on the terms and conditions set forth by this Agreement. Miles shall serve as President and Chief Executive Officer. In that capacity, subject to the direction and control of the Urban Television's Board of Directors (the "Board"), Miles shall exercise general supervision and control over Urban Television's property, business and affairs. Miles shall devote his full-time efforts to Urban Television and shall not undertake self-employment, nor shall he perform any services or undertake employment for any other employer except, his relationships with Celebrity Ventures Inc., Grapevine Star Entertainment Inc. and Miles Investment Group LLC as may be approved in advance by the Board. Miles further agrees to participate in no activities during his employment that may conflict with the best interest of Urban Television.

2. Compensation.

     a. Base Compensation. Urban Television agrees to pay Miles a base salary of Two Hundred Thousand Dollars ($225,000) per annum, less all lawful and applicable withholdings and deductions, payable semi-monthly or on a basis conforming to the established payroll practices of Urban Television. Base compensation shall increase a minimum of 5% per year.

     b. Incentive Compensation in Addition to Base Salary. In addition to the basic compensation set forth above, Miles shall be entitled to receive such performance-based incentive compensation that will be determined by the Board of Directors. In addition employee shall participate in any non-qualified stock option plan or other plan or grant plan offered or provided to any other executive employee at an equal or greater participation level during the term of this agreement.

3. Term. This Agreement shall continue through December 31, 2009, subject to earlier termination in accordance with its provisions. Upon its expiration, unless earlier terminated in accordance with its provisions, this Agreement, shall be renewed automatically upon the same terms and conditions for successive periods of one year, commencing January 1, unless otherwise negotiated and agreed upon by the parties. The successive one year renewals shall also be subject to the earlier termination provisions of this Agreement.

4. Retirement Plans. Subject to the satisfaction of eligibility requirements, Miles shall participate in Urban Television's qualified pension, profit-sharing or other deferred compensation plan or combination thereof, as they may be adopted and offered by Urban Television in the future.

5. Time Off. Miles shall receive time off for holidays in accordance with Urban Television's policies. Subject to Urban Television's policies regarding limits on accrual and payout, Miles shall be entitled to sixteen (16) days of paid time off per year, accruable at the rate of 5.33 hours per semi-monthly pay period.

6. Reimbursable Expenses. Miles shall be entitled to reimbursement for all reasonable and necessary expenses including cell phone charges incurred by Miles and approved by Urban Television in connection with Urban Television's business, including (i) entertainment and promotional expenses; and (ii) other direct expenses approved by Urban Television. All such reimbursements shall be paid monthly, provided Miles has furnished to Urban Television such supporting documentation as Urban Television may reasonably require. Employee shall be entitled to a car allowance of $500.00 per month plus all taxes and insurance.

7. Insurance. Miles shall receive similar medical, dental, group disability and life insurance coverage provided to all other employees of Urban Television and upon the same terms and conditions, when such is provided by Urban Television.

8. Termination Notwithstanding the Term of this Agreement or any renewals, this Agreement may be terminated by either party as set forth below:

     a. Termination Without Cause. Urban Television may terminate Miles's employment hereunder without Cause upon written notice to Miles. In the event of termination of Miles by Urban Television without Cause, and contingent upon Miles's execution of a release of all claims against Urban Television and its officers, directors, employees and agents, Urban Television shall pay Miles as a separation payment a sum equal to eighteen (18) months of his base compensation as of the date of his termination, less all appropriate deductions (the "Separation Benefit"). Such sum shall be payable in eighteen (18) equal monthly installments. All options and grants will immediately vest. Miles's will also be entitled to his pro-rata share of any incentive compensation earned.

     b. Termination for Cause. Urban Television may terminate Miles's employment hereunder for "Cause" as that term is defined below:

     (i) Miles's failure to perform substantially his responsibilities under this Agreement, after demand for substantial performance has been given by Urban Television that specifically identifies how Miles has not substantially performed his responsibilities,

     (ii) Miles's conviction of any felony or of a misdemeanor involving fraud, dishonesty or moral turpitude or the entry against him of any civil judgment arising from allegations of fraud, dishonesty or moral turpitude, or any violation of law which has a material adverse effect on Urban Television,

     (iii) Miles's breach of this Agreement that results in financial or reputational detriment to Urban Television,

     (iv) Miles's misconduct in the performance of his duties under the Agreement that results in financial or reputational detriment to Urban Television, (v) Miles's breach of Urban Television's Code of Ethics or Insider Trading Policy, as now in effect or as modified in the future,

     (vi) Miles's theft or embezzlement from Urban Television, or

     (vi)  Miles's  attempt  to  obstruct  or  failure  to  cooperate  with  any
investigation   authorized   by  Urban   Television  or  any   governmental   or
self-regulatory entity.

In the event of termination "for Cause," all obligations of Urban Television to pay compensation under this Agreement will immediately cease and Miles shall be entitled to no further compensation of any kind with the exception of base compensation accrued to the date of termination.

     c. Resignation without Good Reason. Should Miles wish to terminate his employment with Urban Television without Good Reason (as defined below) during the term of this Agreement, Miles shall give sixty (60) days prior written notice to Urban Television specifying the date on which such resignation is to become effective. In the event of a resignation without Good Reason, Urban Television shall have no further obligations to pay compensation to Miles under this Agreement other than to pay Miles his base compensation through the date of resignation. At Urban Television's sole option, it may elect to end Miles's service at a date earlier than specified in Miles's written notice and pay his compensation through the end of a sixty (60) day notice period. d. Resignation with Good Reason. Miles may terminate his employment hereunder for "Good Reason" as that term is defined below:

     (i) The material diminution of Miles's position, duties, responsibilities or status with Urban Television,

     (ii) Urban Television's assignment of Miles on a substantially full-time basis to work at a location where the distance between the new location and Miles's principal residence is at least 60 miles greater than the distance between the former location and such residence,

     (iii) Any reduction in Miles's base salary, or a material reduction in benefits payable to Miles or the failure of Urban Television to pay Miles any earned salary, bonus or benefits except during the period when Urban Television does not have the financial resources after paying its other normal operating expenses or with Miles's prior written consent,

     (iv) Urban Television's failure to obtain an assumption of the obligations incumbent upon Urban Television under this Agreement by any successor to Urban Television,

     (v) The exclusion or limitation of Miles from participating in some form of variable compensation plan which provides Miles the opportunity to achieve a level of total compensation consistent with Miles's potential compensation under this Agreement, or

     (vi) Any demand by any director of the Company that Miles take any action or refrain from taking any action where such action or inaction, as the case may be, would violate any law, rule, regulation or other governmental pronouncement, court order, decree or judgment, or breach any agreement or fiduciary duty.

In the event of a resignation by Miles for Good Reason, and contingent upon Miles's execution of a release of all claims against Urban Television and its officers, directors, employees and agents, Urban Television shall pay Miles a sum equal to eighteen (18) months of his base compensation as of the date of his resignation, less all appropriate deductions (the "Separation Benefit"). Such sum shall be payable in eighteen (18) equal monthly installments, beginning when Urban Television has the financial resources after paying its other normal operating expenses. All options and grants will immediately vest. Miles's will also be entitled to his pro-rata share of any incentive compensation earned.

     e. Death. This Agreement, Miles's employment hereunder, and Urban Television's obligations hereunder shall terminate forthwith upon the death of Miles and Urban Television shall have no further obligation to pay compensation to Miles or Miles's estate, successors or beneficiaries under this Agreement other than to pay Miles's base salary through the date of death.

     f. Disability. If Miles shall fail or be unable to perform this services required under this Agreement, with or without reasonable accommodation, because of any physical or mental disability, and such failure or inability shall continue for three consecutive months or for a total of ninety (90) days during any consecutive twelve (12) month period, Urban Television shall have the right to terminate this Agreement thirty days after delivering written notice of such termination to Miles; provided, however, that Miles shall continue to receive his base compensation to the date of termination.

     9. Trade Secrets and Confidential Information. a. Miles agrees that both during and after the Term of the Agreement he will keep confidential and not disclose or use confidential information relating to Urban Television's customers, personnel, designs, pricing, sourcing, manufacturing and distribution policies, methods of doing business, sales volume information, business prospects or plans, or any other proprietary information which is not otherwise available to the general public, including, but not limited to, information covered under the Uniform Trade Secrets Act, RCW 19.108 et. seq., except in furtherance of the interests of Urban Television.

     b. Miles shall neither use nor allow any other person to use any of the Secrets in any way, except for the benefit of Urban Television. All material containing or disclosing any portion of the Secrets shall be and remain the property of Urban Television, and shall be returned to Urban Television upon the termination of Miles's employment or at the earlier request of the Board of Directors. At such time, Miles shall also assemble all materials in his possession or control that contain any of the Secrets, and promptly deliver such items to Urban Television.

     10. Intellectual Properties. a. All ownership, copyright, patent, trade secrecy and other rights in all works, designs, inventions, ideas, manuals, improvements, discoveries, processes, customer lists or other properties (the
"Intellectual Properties") made or conceived by Miles during the Term and in connection with Miles's employment with Urban Television shall be the right and property solely of Urban Television, whether developed independently by Miles or jointly with others, and whether or not developed or conceived during regular working hours or at Urban Television's facilities, and whether or not Urban Television uses, registers, or markets the same.

     b. In accordance with Urban Television's policy and Texas law, this section does not apply to, and Miles has no obligation to assign to Urban Television, any invention for which no Urban Television trade secrets and no equipment, supplies or facilities of Urban Television were used and which was developed entirely on Miles's own time, unless (i) the invention relates directly to the business of Urban Television; (ii) the invention relates to actual or demonstrably  anticipated  research or development work of Urban Television;  or
(iii) the invention results from any work performed by Miles for Urban Television. c. Miles will assist Urban Television as reasonably requested during and after the term of his employment to further evidence and perfect, and to enforce, Urban Television's rights in and ownership of the Intellectual
Properties covered hereby, including without limitation, the execution of additional instruments of conveyance and assisting Urban Television with applications for patents or copyright or other registrations.

11. Authority and Non-Infringement. Miles warrants that to the best of his knowledge any and all items, technology and Intellectual Properties of any nature developed or provided by him under this Agreement and in any way for or related to Urban Television will be original to Miles and will not, as provided to Urban Television or when used and exploited by Urban Television and its contractors and customers and its and their successors and assigns, infringe in any respect on the rights or property of any third party. Miles will not, without prior authorization by the Board, use any equipment, supplies, facilities or proprietary information of any other party. Miles warrants that he is fully authorized to enter into employment with Urban Television and to perform under this Agreement, without conflicting with any other commitments, understandings, agreements or duties, whether to prior employers or otherwise. Miles agrees to indemnify Urban Television for all losses, claims and expenses (including reasonable attorneys' fees) arising from claims brought against Urban Television as a result of any breach by Miles of this section.

12. Noncompetition, Nonsolicitation and Non-Hire.

     a. Subject to the provisions of Section 12.d., below, Miles agrees that, both during the term and for a period of twelve (12) months following the termination of Miles's employment with Urban Television, Miles will not in any capacity, directly or indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, associated with, or in any manner connected with, lend his name or any similar name to, lend his credit to, render services or advice to, or assist others to engage in or own a material interest in any business or activity that is, or is preparing to be, in competition with Urban Television, its subsidiaries or licensees with respect to any product or any service sold or provided by Urban Television directly or through a subsidiary or a licensee of the Urban Television brand in any geographical area in which such product or service is sold or is actively engaged in. Notwithstanding any other provision of this section, however, Miles shall be permitted to maintain an equity ownership interest in a competing business if that business is subject to reporting obligations under the Securities Exchange Act of 1934 and Miles's ownership interest does not exceed two percent (2%) of that entity's outstanding equity securities.

     b. Subject to the provisions of Section 12.d., below, Miles further agrees that both during the Term of this Agreement and for a period of twelve (12) months following the termination of Miles's employment with Urban Television, Miles will not: (i) directly or indirectly solicit or accept business from any actual or identified potential customer of Urban Television or its subsidiaries which might reasonably be foreseen to decrease such customer's likelihood to transact future business with Urban Television in a volume consistent with its historical practices or reasonably anticipated future volume; or (ii) attempt to entice away from Urban Television or its subsidiaries any actual or identified potential customer of Urban Television or its subsidiaries, nor will Miles assist others in doing so. Miles further agrees that during the Term of this Agreement and for a period of twelve (12) months following termination of his employment with Urban Television, he will not induce or attempt to induce any customer, supplier, licensee, shareholder, investor, or business relation of Urban Television to sever or diminish its relationship with Urban Television, or refrain from doing business with Urban Television, its subsidiaries, or its licensees or in any way interfere with the relationship between Urban Television and any customer, supplier, licensee, shareholder, investor or business relation of Urban Television.

     c. Subject to the provisions of Section 12.d., below, Miles further agrees that both during the Term of this Agreement and for a period of twelve (12) months following the termination of his employment with Urban Television, he will not, directly or indirectly, for himself or any other person or entity; (i) induce or attempt to induce any employee, consultant, independent sales representative or independent contractor of Urban Television to leave the employ of or terminate his, her or its contract with Urban Television; (ii) in any way interfere with the relationship between Urban Television and any employee, consultant, independent sales representative or independent contractor of Urban Television; or (iii) employ, or otherwise engage as an employee, consultant, independent sales representative or independent contractor, or otherwise, any individual serving as an employee, consultant, independent sales representative or independent contractor of Urban Television or its subsidiaries on the date this Agreement is executed.

     d. In the event that Miles receives a Severance Payment under the Change in Control Agreement, then the restrictions set forth in Sections 12.a., 12.b., and 12.c., above, shall be extended to require Miles to comply with those Sections for a period of twenty-four (24) months from the termination of his employment.

     e. Nothing in this Agreement prohibits Miles from providing truthful testimony to governmental, regulatory or self regulatory authorities.

     f. Miles acknowledges that the covenants contained in this section are necessary and reasonable to protect Urban Television in the conduct of its business and that compliance with such covenants will not prevent him from pursuing his livelihood. However, should any court find that any provision of such covenants is unreasonable, invalid or unenforceable, whether in period of time, geographical area or otherwise, then in that event the parties hereby agree that such covenants shall be interpreted and enforced to the maximum extent which the court deems reasonable.

13. Remedies. Miles acknowledges that any breach by him of the provisions of Sections 9, 10, 11 or 12 may be wholly or partly irreparable and not fully compensable by damages. Miles hereby agrees that such obligations may be enforced by injunctive relief and other appropriate remedies, as well as by damages. The remedies available to Urban Television for violations of Sections 9, 10, 11 and 12 are cumulative and not alternative.

14. Amendment; Waivers. This Agreement may be amended only by a written instrument signed by both parties. No breach of any agreement, warranty or representation shall be deemed waived unless expressly waived in writing and signed by the party who might assert such breach. No failure or delay by either party in exercising any right under this Agreement shall operate as a waiver of such right nor shall any single or partial exercise of any right preclude any other or further exercise of such right or the exercise of any other right.

15. Assignment Prohibited. Miles may not assign any of his rights nor delegate any of his duties hereunder. Urban Television may assign this Agreement and delegate its duties hereunder in connection with any merger, consolidation, or sale of assets, or to any of its affiliates at any time owned by, or under common ownership with, Urban Television, provided that any such successor or assignee expressly assumes in writing Urban Television's obligations hereunder.

16. Governing Law. This Agreement, including all matters of construction, validity and performance, shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas without regard to its choice of law provisions.

17. Arbitration. Except for Urban Television's right to seek injunctive and other relief in any court of competent jurisdiction for alleged violations of Paragraphs 9, 10, 11 and 12 of this Agreement, all disputes and controversies of every kind between the parties hereto arising out of or in connection with this Agreement and their employment relationship shall be submitted to binding arbitration. The arbitrator shall be appointed by an arbitration service agreed upon by the parties, or if the parties cannot agree upon an arbitration service, by the Judicial Dispute Resolution of Fort Worth, Texas. The arbitration shall take place in Tarrant County, Texas. The determination made by the arbitrator shall be final and binding upon the parties hereto, subject only to the right to appeal such decision to the District Court on any basis authorized by the Federal Arbitration Act.

18. Notices. All notices and other communications called for or required by this Agreement shall be in writing to the parties at their respective addresses stated below, or to such other address as a party may subsequently specify and shall be deemed to have been received (i) upon delivery in person, (ii) upon the passage of seventy-two hours following post by the first class registered or certified mail, return receipt requested, with postage prepaid, (iii) upon passage of twenty-four hours following post by overnight receipted courier service, or (iv) upon transmittal by confirmed telex or facsimile provide that if sent by facsimile a copy of such notice shall be concurrently sent by U.S. certified mail, return receipt requested and postage prepaid, with an indication that the original was sent facsimile and the date of its transmittal.

19. Savings Clause. If any provision of this Agreement, is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected thereby.

20. Counterparts. This Agreement may be signed in several counterparts, each of which shall be an original, but all of which together shall constitute the same instrument.

21. Complete Agreement. This Agreement comprises the entire agreement between the parties. It supersedes and merges within it all prior agreements, discussions or understandings between the parties, whether written or oral, express or implied. In interpreting and construing this Agreement, the fact that any particular party may have drafted this Agreement or any provision hereof shall not be given any weight or relevance.

22. Costs and Expenses of Enforcement. If any legal action or arbitration is brought to interpret or enforce any term or provision of this Agreement, then, subject to applicable law, the prevailing party shall, in addition to any other relief to which such party may be entitled, be awarded against the nonprevailing party, his or its attorney's fees and costs reasonably and actually incurred.

By his signature below, Miles acknowledges that he has read and understood this Agreement, that its terms have been fully and fairly negotiated between himself and Urban Television, that he has had the opportunity to seek independent legal advice and has obtained such independent legal advice about the terms and conditions of this Agreement as he sees fit, and that he signs it and accepts its terms, covenants and restrictions voluntarily.

Executed by the parties as of the date first written above.

URBAN TELEVISION NETWORK CORPORATION.    JACOB R. MILES III

 /s/ Randy Moseley                        /s/ Jacob R. Miles III
---------------------------------------  ---------------------------------------
By: Randy Moseley
Its: Executive Vice President/CFO

Notice Address:                          Notice Address:

2707 South Cooper,  Suite 119            3416 Hightimber Dr.
Arlington, Texas   76015                 Grapevine, Texas 76051
Attn: Chief Financial Officer